EXHIBIT 3.1

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:    The title of the document being corrected is Second Articles of Amendment and Restatement (the “Articles”).

SECOND:    The sole party to the Articles is Griffin-American Healthcare REIT II, Inc., a Maryland corporation (the “Corporation”).

THIRD:    The Articles were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on July 30, 2009.

FOURTH:    The definition of “Roll-Up Transaction” in Article IV of the Articles as previously filed with the SDAT is set forth below:

Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a)    a transaction involving securities of the Corporation that have been Listed for at least twelve months; or

(b)    a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)    voting rights of the holders of Common Shares;

(ii)    the term of existence of the Corporation;

(iii)    Sponsor or Advisor compensation; or

(iv)    the Corporation’s investment objectives.

FIFTH:    The definition of “Roll-Up Transaction” in Article IV of the Articles as corrected hereby is set forth below:

Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a)    a transaction involving securities of the Roll-Up Entity that have been listed on a national securities exchange for at least twelve months; or

(b)    a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)    voting rights of the holders of Common Shares;

(ii)    the term of existence of the Corporation;

(iii)    Sponsor or Advisor compensation; or

(iv)    the Corporation’s investment objectives.

SIXTH:    The undersigned acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its Chief Executive Officer and Chairman and attested to by its Secretary on this 1st day of May, 2014.

ATTEST:	GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.

/s/ Cora Lo	/s/ Jeffrey T. Hanson	(SEAL)
Name: Cora Lo	Name: Jeffrey T. Hanson
Title: Secretary	Title: Chief Executive Officer and Chairman